Exhibit 99.1

Microsoft to Acquire Activision Blizzard to Bring the Joy and Community of Gaming to Everyone, Across Every Device

Legendary games, immersive interactive entertainment, and publishing expertise accelerate growth in Microsoft’s Gaming business across mobile, PC, console, and cloud.

REDMOND, Wash. and SANTA MONICA, Calif., Jan. 18, 2022/PRNewswire/ –– With three billion people actively playing games today, and fueled by a new generation steeped in the joys of interactive entertainment, gaming is now the largest and fastest-growing form of entertainment. Today, Microsoft Corp. (Nasdaq: MSFT) announced plans to acquire Activision Blizzard Inc. (Nasdaq: ATVI), a leader in game development and interactive entertainment content publisher. This acquisition will accelerate the growth in Microsoft’s gaming business across mobile, PC, console and cloud and will provide building blocks for the metaverse.

Microsoft will acquire Activision Blizzard for $95.00 per share, in an all-cash transaction valued at $68.7 billion, inclusive of Activision Blizzard’s net cash. When the transaction closes, Microsoft will become the world’s third-largest gaming company by revenue, behind Tencent and Sony. The planned acquisition includes iconic franchises from the Activision, Blizzard and King studios like “Warcraft,” “Diablo,” “Overwatch,” “Call of Duty” and “Candy Crush,” in addition to global eSports activities through Major League Gaming.  The company has studios around the word with nearly 10,000 employees.

Bobby Kotick will continue to serve as CEO of Activision Blizzard, and he and his team will maintain their focus on driving efforts to further strengthen the company’s culture and accelerate business growth. Once the deal closes, the Activision Blizzard business will report to Phil Spencer, CEO, Microsoft Gaming.

“Gaming is the most dynamic and exciting category in entertainment across all platforms today and will play a key role in the development of metaverse platforms,” said Satya Nadella, chairman and CEO, Microsoft. “We’re investing deeply in world-class content, community and the cloud to usher in a new era of gaming that puts players and creators first and makes gaming safe, inclusive and accessible to all.”

“Players everywhere love Activision Blizzard games, and we believe the creative teams have their best work in front of them,” said Phil Spencer, CEO, Microsoft Gaming. “Together we will build a future where people can play the games they want, virtually anywhere they want.”

“For more than 30 years our incredibly talented teams have created some of the most successful games,” said Bobby Kotick, CEO, Activision Blizzard. “The combination of Activision Blizzard’s world-class talent and extraordinary franchises with Microsoft’s technology, distribution, access to talent, ambitious vision, and shared commitment to gaming and inclusion will help ensure our continued success in an increasingly competitive industry.”

Mobile is the largest segment in gaming, with nearly 95% of all players globally enjoying games on mobile. Through great teams and great technology, Microsoft and Activision Blizzard will empower players to enjoy the most-immersive franchises, like “Halo” and “Warcraft,” virtually anywhere they want. And with games like “Candy Crush,” Activision Blizzard´s mobile business represents a significant presence and opportunity for Microsoft in this fast-growing segment.

The acquisition also bolsters Microsoft’s Game Pass portfolio with plans to launch Activision Blizzard games into Game Pass, which has reached a new milestone of over 25 million subscribers. With Activision Blizzard’s nearly 400 million monthly active players in 190 countries and three billion-dollar franchises, this acquisition will make Game Pass one of the most compelling and diverse lineups of gaming content in the industry. Upon close, Microsoft will have 30 internal game development studios, along with additional publishing and esports production capabilities.

The transaction is subject to customary closing conditions and completion of regulatory review and Activision Blizzard’s shareholder approval.  The deal is expected to close in fiscal year 2023 and will be accretive to non-GAAP earnings per share upon close. The transaction has been approved by the boards of directors of both Microsoft and Activision Blizzard.

Advisors

Goldman Sachs & Co. LLC is serving as financial advisor to Microsoft and Simpson Thacher & Bartlett LLP is serving as legal counsel. Allen & Company LLC is acting as financial advisor to Activision Blizzard and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel.

Webcast details

Microsoft Chairman and CEO Satya Nadella; Bobby Kotick, CEO, Activision Blizzard; CEO, Microsoft Gaming, Phil Spencer; and Microsoft Chief Financial Officer Amy Hood will host a webcast for investors and media on Jan. 18, 2022, at 6 a.m. Pacific time/9 a.m Eastern time regarding this transaction.

•	U.S.: (877) 407-0666 (no password required)
•	International: +1-201-689-8023 (no password required)
•	Webcast: https://aka.ms/MS-Investor-Call

There will be a recording of the conference call available shortly after the call until Friday, Jan. 28, 2022, at 5 p.m. Pacific time. To access that recording:

•	U.S.: (877) 660-6853
•	International: +1 (201) 612-7415
•	Conference ID: 13726291

For more information, please visit the blog post from Phil Spencer, CEO, Microsoft Gaming. Related imagery is also available. For broadcast quality b-roll and audio, please contact XboxPress@assemblyinc.com.

Fast facts on gaming

o	The $200+ billion gaming industry is the largest and fastest-growing form of entertainment.
o	In 2021 alone, the total number of video game releases was up 64% compared to 2020 and 51% of players in the U.S. reported spending more than 7 hours per week playing across console, PC and mobile.
o	3 billion people globally play games today, which we expect to grow to 4.5 billion by 2030.
o	More than 100 million gamers, including over 25 million Xbox Game Pass members, play Xbox games across console, PC, mobile phones and tablets each month.

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About Microsoft

Microsoft (Nasdaq “MSFT” @microsoft) enables digital transformation for the era of an intelligent cloud and an intelligent edge. Its mission is to empower every person and every organization on the planet to achieve more.

About Activision Blizzard

Our mission, to connect and engage the world through epic entertainment has never been more important. Through communities rooted in our video game franchises we enable hundreds of millions of people to experience joy, thrill and achievement. We enable social connections through the lens of fun, and we foster purpose and meaning through competitive gaming. Video games, unlike any other social or entertainment media, have the ability to break down barriers that can inhibit tolerance and understanding. Celebrating differences is at the core of our culture and ensures we can create games for players of diverse backgrounds in the 190 countries our games are played.

As a member of the Fortune 500 and as a component company of the S&P 500, we have an extraordinary track record of delivering superior shareholder returns for over 30 years. Our sustained success has enabled the company to support corporate social responsibility initiatives that are directly tied to our franchises. As an example, our Call of Duty Endowment has helped find employment for over 90,000 veterans.

Learn more information about Activision Blizzard and how we connect and engage the world through epic entertainment on the company´s website, www.activisionblizzard.com

Forward-looking statements

This presentation contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 with respect to the proposed transaction and business combination between Microsoft and Activision Blizzard, including statements regarding the benefits of the transaction, the anticipated timing of the transaction and the products and markets of each company. These forward-looking statements generally are identified by the words “believe,” “project,” “predicts,” “budget,” “forecast,” “continue,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions (or the negative versions of such words or expressions). Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect Activision Blizzard’s business and the price of the common stock of Activision Blizzard, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of Activision Blizzard and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the transaction on Activision Blizzard’s business relationships, operating results, and business generally, (v) risks that the proposed transaction disrupts current plans and operations of Activision Blizzard or Microsoft and potential difficulties in Activision Blizzard employee retention as a result of the transaction, (vi) risks related to diverting management’s attention from Activision Blizzard’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against Microsoft or against Activision Blizzard related to the merger agreement or the transaction, (viii) the ability of Microsoft to successfully integrate Activision Blizzard’s operations, product lines, and technology, the impact of the COVID-19 pandemic on Activision Blizzard’s business and general economic conditions, (ix) restrictions during the pendency of the proposed transaction that may impact Activision Blizzard’s ability to pursue certain business opportunities or strategic transactions and (x) the ability of Microsoft to implement its plans, forecasts, and other expectations with respect to Activision Blizzard’s business after the completion of the proposed merger and realize additional opportunities for growth and innovation. In addition, please refer to the documents that Microsoft and Activision Blizzard file with the Securities and Exchange Commission (the “SEC”) on Forms 10-K, 10-Q and 8-K. These filings identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this press release. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Microsoft and Activision Blizzard assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional information and where to find it

In connection with the transaction, Activision Blizzard, Inc. will file relevant materials with the SEC, including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Activision Blizzard will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the transaction. INVESTORS AND SECURITY HOLDERS OF ACTIVISION BLIZZARD ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT ACTIVISION BLIZZARD WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ACTIVISION BLIZZARD AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by Activision Blizzard with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at the Activision Blizzard website (https://investor.activision.com) or by writing to Activision Blizzard, Investor Relations, 3100 Ocean Park Boulevard, Santa Monica, California, 90405.

Activision Blizzard and certain of its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Activision Blizzard’s stockholders with respect to the transaction. Information about Activision Blizzard’s directors and executive officers and their ownership of Activision Blizzard’s common stock is set forth in Activision Blizzard’s proxy statement on Schedule 14A filed with the SEC on April 30, 2021. To the extent that holdings of Activision Blizzard’s securities have changed since the amounts printed in Activision Blizzard’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of the participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the transaction.